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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K


                                CURRENT REPORT
    Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934



               Date of Report (Date of earliest event reported):
                      December 19, 2000 (Not Applicable)



                          RECYCLING INDUSTRIES, INC.
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            (Exact name of registrant as specified in its charter)


Colorado                           0-20179                           84-1103445
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(State or other                  (Commission                   (I.R.S. Employer
jurisdiction                     File Number)                    Identification
of incorporation)                                                       Number)


                       9800 Mt. Pyramid Court, Suite 400
                           Englewood, Colorado 80112
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             (Address of principal executive offices)  (Zip Code)


Registrant's telephone number, including area code: (720) 895-1950


                                Not Applicable
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        (Former name or former address, if changed since last report.)
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Item 5.  Other Events.

Termination of Chapter 11 Proceeding

     As previously reported on Form 8-K filed March 12, 1999, on February 26, 1999, Recycling Industries, Inc. and its operating subsidiaries (collectively the "Debtors") filed voluntary petitions for relief under Chapter 11 of the Federal Bankruptcy Code (the "Bankruptcy Cases") in the in the United States Bankruptcy Court for the District of Colorado (the "Bankruptcy Court").

     On December 4, 2000, the Court commenced a hearing in connection with a revised Second Amended Joint Plan of Reorganization for the Debtors (the "Plan") proposed by the Official Unsecured Creditors' Committee (the "Committee"), the Former Owners Group ("FOG"), Credit Suisse First Boston ("CSFB") and Commercial Metals Company ("Commercial," and together with the Committee, FOG and CSFB, the "Plan Proponents"). At the December 4 hearing, the Plan Proponents announced that they did not have sufficient funding to confirm the Plan and, therefore, they were withdrawing the Plan. Based upon that fact, and the fact that no other plan of reorganization or transaction was pending, the Bankruptcy Court announced that, unless circumstances changed at a status hearing to be held on December 6, 2000, the Bankruptcy Court would dismiss the Bankruptcy Cases at 5:00 p.m. on December 6, 2000.

     Between December 4 and December 6, 2000, the Debtors, General Electric Capital Corporation ("GE"), as a lender and as the Agent for a group of Senior Secured Lenders (the "Lenders"), and FOG had numerous discussions regarding the willingness and ability of the Lenders and/or FOG to fund the Debtors' continuing operations and regarding the structure of a proposed transaction whereby the Debtors would be sold as operating, going-concerns. On December 6, 2000, the Bankruptcy Court conducted a status hearing on the Bankruptcy Cases. At that status hearing, it was reported to the bankruptcy court that the Lenders had not agreed to fund the Debtors' continuing operations, that FOG had not agreed to fund the Debtors' continuing operations, and that FOG and the Lenders had not reached any agreement on any transaction that would result in a plan of reorganization or a sale of the Debtors' assets as going concerns. Accordingly, the Bankruptcy Court entered its order dismissing the Debtors' Bankruptcy Cases effective at 5:00 p.m. on December 6, 2000.

     Subsequent to the dismissal of the Bankruptcy Cases, the Debtors, GE and FOG had continued discussions regarding funding. Neither the Lenders nor FOG committed to provide funding necessary to enable the Debtors to continue operations. In the absence of funding commitments, the Debtors were not able to continue operations and the Debtors were not able to pay ongoing obligations and liabilities. Accordingly, on December 8, 2000, on less than 24 hours notice, the Debtors were forced to cease all operations and terminate their 450 employees to ensure that the Debtors did not incur liabilities and obligations that they were not able to satisfy. The Lenders requested that, since the Lenders claimed a first-priority, properly perfected, security interest in and lien upon substantially all of the Debtors' assets, the Debtors cooperate in the peaceful turnover and surrender of the Debtors' assets to the Lenders. The Debtors agreed to peacefully surrender and turnover their assets to the Lenders and their agents. During the week of December 11, 2000, the Lenders and their agents took custody and control of the Debtors' assets, including all of the Debtors' operating facilities.
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                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    RECYCLING INDUSTRIES, INC.



Date: December 19, 2000


                                    By /s/ Brian L. Klemsz
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                                    Name:  Brian L. Klemsz
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                                    Title: DIRECTOR
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